Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

Memorial Production Partners LP

Memorial Production Finance Corporation,

the Guarantors party hereto,

and

Barclays Capital Inc.

as representative of the Initial Purchasers

Dated as of July 17, 2014

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 17, 2014, by and among Memorial Production Partners LP, a Delaware limited partnership (the “Partnership”), Memorial Production Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), the entities listed on Schedule A hereto (collectively, the “Guarantors”), and Barclays Capital Inc., as representative of the initial purchasers listed on Exhibit A to the Purchase Agreement (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase $500,000,000 aggregate principal amount of the Issuers’ 6 7/8% Senior Notes due 2022 (the “Initial Notes”), fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated July 14, 2014 (the “Purchase Agreement”), by and among the Issuers, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the Holders from time to time of Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Issuers have agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1.     Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in the last paragraph of Section 6(c) hereof.

Affiliate: As defined in Rule 144 promulgated by the Commission.

Agreement: As defined in the preamble hereto.

Blackout Period: As defined in the last paragraph of Section 4(a) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were properly tendered by Holders thereof pursuant to the Exchange Offer.

controlling person: As defined in Section 8(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: The date that Exchange Securities are delivered by the Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Deadline: As defined in Section 3(b) hereof.

Exchange Offer: An offer registered under the Securities Act by the Issuers and the Guarantors pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders with terms that are identical in all respects to the Transfer Restricted Securities (except that Exchange Securities will not contain terms with respect to any increase in annual interest rate as described herein and the transfer restrictions).

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus, as defined in Section 3(a) hereof.

Exchange Offer Registration Statement Suspension Period: As defined in Section 3(c) hereof.

Exchange Securities: The 6 7/8% Senior Notes due 2022, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Finance Corp: As defined in the preamble hereto.

FINRA: The Financial Industry Regulatory Authority, Inc., an independent regulatory organization (formerly National Association of Securities Dealers or NASD).

Guarantees: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Holder: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of July 17, 2014, by and among the Issuers, the Guarantors and the Trustee, pursuant to which the Initial Securities and the Exchange Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Issuers of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Issuers: As defined in the preamble hereto.

Partnership: As defined in the preamble hereto.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization or other legal entity, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any Exchange Offer Registration Statement or Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a)(x) hereof.

Transfer Restricted Securities: Each Initial Security, until the earliest to occur of: (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act; (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement; (c) if a Shelf Registration Statement is required to be filed in accordance with Section 4 hereof, one year from the effective date of such Shelf Registration Statement; (d) the date on which such Initial Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Initial Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed and the restrictive CUSIP number is redesignated as non-restrictive, by the Issuers or pursuant to the Indenture; (e) the date upon which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein); and (f) the date on which such Initial Security ceases to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: U.S. Bank National Association.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2.     Securities Subject to this Agreement.

(a)     Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)     Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.     Registered Exchange Offer.

(a)     Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Issuers and the Guarantors shall (i) cause to be filed with the Commission sufficiently promptly so as to avoid a Registration Default with respect to the Exchange Offer, a Registration Statement under the Securities Act relating to the Exchange Securities (other than Transfer Restricted Securities acquired by any Broker-Dealer directly from the Issuers) and the Exchange Offer (the “Exchange Offer Registration Statement”), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act sufficiently promptly so as to avoid a Registration Default with respect to the Exchange Offer, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, as promptly as practicable, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities (other than Transfer Restricted Securities acquired by any Broker-Dealer directly from the Issuers) and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)     The Issuers and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed or otherwise delivered to the Holders. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Issuers and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day herein referred to as the “Exchange Deadline”).

(c)     The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

The Issuers and the Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; provided that the Partnership may for a period (the “Exchange Offer Registration Statement Suspension Period”) of up to 45 days in any three months period, not to exceed 90 days in any calendar year, determine that the Exchange Offer Registration Statement is not usable under the circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the Prospectus that is a part of the Exchange Offer Registration Statement.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.     Shelf Registration.

(a)     Shelf Registration. If (i) the Issuers and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer for the Initial Securities because the Exchange Offer is not permitted by applicable law or Commission policy; (ii) for any reason the Exchange Offer for the Initial Securities is not Consummated by the Exchange Deadline (unless an Exchange Offer Registration Statement has been filed within 270 days of the Closing Date and has not yet been declared effective by the Commission, other than as a result of the fault of any Issuer or Guarantor, and as a result of Commission review of data or information included or incorporated by reference in such Registration Statement that would also be included or incorporated in a Shelf Registration Statement, the Issuers and Guarantors reasonably believe that a Shelf Registration Statement would not become effective prior to consummation of the Exchange Offer); or (iii) with respect to any Holder of Transfer Restricted Securities that is not an Affiliate of the Issuer or Guarantors (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Issuers or one of their Affiliates, then, upon such Holder’s written request within six months of the first to occur of the Exchange Date or the Exchange Deadline, the Issuers and the Guarantors shall (1) if permitted by law and Commission policy, cause the Transfer Restricted Securities of such Holder to be reissued in a form that does not bear any restrictive legends relating to the Securities Act and does not have a restrictive CUSIP number so that such Transfer Restricted Securities may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an Affiliate of the Issuer or any of the Guarantors where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of such reissue) and (2) in the event the Issuers cannot or do not comply with the provisions of the foregoing clause within 20 Business Days of the later of (I) the date of receipt by the Issuer of such notice of such Holder and (II) the first to occur of the Exchange Date and the Exchange Deadline (such later date being a “Shelf Filing Deadline”), then the Issuers and the Guarantors shall:

(x) as promptly as practicable cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the Shelf Filing Deadline which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day).

Each of the Issuers and the Guarantors shall keep any such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities by the Holders entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the effective date of such Shelf Registration Statement (or such shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or may be sold without a restrictive legend pursuant to Rule 144 under the Securities Act or any successor rule). Each of the Issuers and the Guarantors shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if any of the Issuers or the Guarantors voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless (X) such action is required by applicable law or Commission policy; or (Y) such action is taken by any of the Issuers or Guarantors in good faith and for valid business reasons (not including avoidance of the Issuers or the Guarantors obligations hereunder) including, but not limited to, the acquisition or divestiture of assets, so long as the Issuers and the Guarantors promptly thereafter comply with the requirements of the last paragraph of Section 6(c) hereof (the period during which the Shelf Registration Statement is not available under clauses (X) or (Y) above, the “Blackout Period”). The Blackout Period shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(b)     Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within ten Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.     Additional Interest. If (i) the Exchange Offer is not Consummated on or prior to the Exchange Deadline, (ii) a Shelf Registration Statement applicable to the Transfer Restricted Securities required to be filed by the terms of this Agreement is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day), or (iii) a Shelf Registration Statement applicable to the Transfer Restricted Securities required to be filed by the terms of this Agreement is declared effective (or automatically becomes effective) as required but thereafter fails to remain effective or becomes unusable in connection with resales for more than 30 calendar days, excluding any Blackout Period (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the Issuers hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum for the first 90-day period immediately following the Exchange Deadline and by an additional 0.25% per annum with respect to each subsequent 90-day period, in each case for the period of occurrence of the Registration Default, up to a maximum additional interest rate of 1.00% per annum thereafter (“Additional Interest”), until the earlier of the consummation of the Exchange Offer and such time as no Registration Default is in effect, plus such additional amount of time as is required under the last sentence of Section 6(c), upon which Additional Interest will cease to accrue and the interest rate on the Transfer Restricted Securities will revert to the original rate; provided, however, that, if after the date such Additional Interest ceases to accrue, another Registration Default occurs, Additional Interest will again commence accruing pursuant to the foregoing provisions. In no event will Additional Interest accrue under more than one of the foregoing clauses (i), (ii) and (iii) at any one time; provided, however, that the amount of Additional Interest accruing on the Transfer Restricted Securities shall not exceed, in any event, 1.00% per annum. The obligations of the Issuers and the Guarantors to pay Additional Interest as set forth in this Section 5 shall be the sole and exclusive remedy of the Holders for any Registration Default.

All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.     Registration Procedures.

(a)     Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, shall use commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Issuers or the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuers.

(b)     Shelf Registration Statement. In connection with any Shelf Registration Statement, each of the Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuers and the Guarantors will as expeditiously as possible, when required, prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)     General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Issuers and the Guarantors shall:

(i)     use commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement (or file with the Commission a document to be incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter, subject to the provisions applicable to Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(ii)     prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)     in the case of a Shelf Registration Statement, advise the underwriters, if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Issuers and the Guarantors shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)     in the case of a Shelf Registration Statement, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement if so requested by such Holder, and each underwriter, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus

(including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriters in connection with such sale, if any, for a period of at least five Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Partnership of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor. The objection of an Initial Purchaser or an underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)     in the case of a Shelf Registration Statement, make available during normal business hours for inspection by the Initial Purchasers, the managing underwriters, if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriters, all financial and other records, pertinent corporate documents and properties of each of the Issuers and the Guarantors and cause the Issuers’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof (and each such Person shall agree that it will keep such information confidential and not disclose any such records, documents, properties or information unless (A) the disclosure of such records, documents, properties or information is, in the opinion of counsel to such Person, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such records, documents, properties or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the records, documents, properties or information in such records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Person or (D) disclosure of such records, documents, properties or information is, in the opinion of counsel for any such Person, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Person and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder) and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriters, if any, if in connection with the Underwritten Offering of Transfer Restricted Securities of an aggregate principal amount of $100,000,000 or greater;

(vi)     in connection with an Underwritten Offering, if requested by any selling Holders or the underwriters, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, subject to the provisions applicable to the Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(vii)     in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder if requested and each of the underwriters, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, but without all documents incorporated by reference therein or exhibits thereto (including exhibits incorporated therein by reference), unless requested;

(viii)     in the case of a Shelf Registration Statement, deliver to each selling Holder if requested and each of the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuers and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriters, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(ix)     in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Transfer Restricted Securities, as may be appropriate in the circumstances), and make such representations and warranties, and take all such other actions in connection therewith as is customary in offerings of debt securities similar to the Transfer Restricted Securities in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuers and the Guarantors shall:

(A)     furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1)     a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (x) the Chief Executive Officer, President or any Vice President and (y) the principal financial or accounting officer of each of the Issuers and the Guarantors (or their general partner or sole member, as applicable), confirming, as of the date thereof, the matters set forth in Section 5(c) of the Purchase Agreement (to the extent applicable) and such other matters as such parties may reasonably request;

(2)     an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuers and the Guarantors, covering the matters set forth in Section 5(a) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent public accountants for the Issuers and the Guarantors, representatives of the underwriters, if any, and counsel to the underwriters, if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and reserve data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus;

(3)     a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Partnership’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(d) of the Purchase Agreement, without exception, provided that to be an addressee of the comfort letter, if requested by the applicable accountant, each Initial Purchaser, underwriter and selling Holder may be required to confirm that it is in the category of person to whom a comfort letter may be delivered in accordance with applicable accounting literature; and

(4)     a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from any of the Partnership’s independent petroleum engineers whose reports are referenced in the Shelf Registration Statement or any document incorporated by reference into the Shelf Registration Statement, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings.

(B)     set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)     deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(ix)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or any of the Guarantors pursuant to this Section 6(c)(ix), if any.

If at any time the representations and warranties of the Issuers and the Guarantors contemplated in Section 6(c)(ix)(A)(1) hereof cease to be true and correct, the Issuers or the Guarantors shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(x)     in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriters, if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuers nor the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(xi)     shall issue, upon the request of any Holder of Initial Securities covered by the Exchange Offer Registration Statement, in connection with the Consummation of the Exchange Offer and in accordance with the Indenture, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Issuers by such Holder in exchange therefore;

(xii)     in connection with an Underwritten Offering, cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriters, if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriters;

(xiii)     in the case of a Shelf Registration Statement, use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other domestic governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(x) hereof;

(xiv)     if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions applicable to Exchange Offer Registration Statement Suspension Periods and Blackout Periods and the last paragraph hereof;

(xv)     provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;

(xvi)     cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as that term is defined within the rules and regulations of the FINRA) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xvii)     otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xviii)     cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of the Initial Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xix)     in the case of a Shelf Registration Statement, cause all Transfer Restricted Securities covered by such Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuers are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriters, if any.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or any Exchange Offer Registration Statement Suspension Period described in Section 3(c) or any Blackout Period described in Section 4(a) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof or notice of any Exchange Offer Registration Statement Suspension Period and Blackout Period to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

SECTION 7.     Registration Expenses.

(a)     All expenses incident to the Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), if any, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); (vi) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vii) all fees and disbursements of the Trustee and its counsel; provided that all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement shall be the responsibility of each Holder.

Each of the Issuers and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

(b)     In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.     Indemnification.

(a)     The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) including, without limitation, and as incurred, reimbursement of each such Indemnified Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim damage, liability or action, joint or several, directly or indirectly arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement or any amendment or supplement thereto) or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or actions are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Issuers or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve the Issuers or any of the Guarantors of their respective obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be reasonably designated by the Holders. The Issuers and the Guarantors shall not be liable to any indemnified party for any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent is consented to by the Issuers and the Guarantors in writing. The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(b)     Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors and their respective directors, officers of the Issuers and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors,

and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus (or any amendment or supplement thereto). In case any action or proceeding shall be brought against the Issuers, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuers, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. This indemnity agreement shall be in addition to any liability that the Holders of Transfer Restricted Securities may otherwise have.

(c)     If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or actions referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuers and the Guarantors shall be deemed to be equal to the total gross proceeds to the Issuers and the Guarantors from the Initial Placement and in the case of the Holders shall be deemed to be equal to the total discount received by such Holder with respect to the Initial Securities), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities or actions, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and actions referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9.     Rule 144A. Each of the Issuers and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, if the Partnership is no longer required to file reports under the Exchange Act, to make available upon request to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.     Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.     Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bankers and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriters must be reasonably satisfactory to the Issuers.

SECTION 12.     Miscellaneous.

(a)     Remedies. Each of the Issuers and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)     No Inconsistent Agreements. Each of the Issuers and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)     Adjustments Affecting the Securities. The Issuers will not take any action, or permit any change to occur, with respect to the Initial Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)     Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuers or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of Barclays Capital Inc., as representative of the Initial Purchasers, with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)     Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), electronic transmission, or air courier guaranteeing overnight delivery:

(i)     if to a Holder, at the address set forth on the records of the Trustee under the Indenture, with a copy to the Trustee under the Indenture; and

(ii)     if to the Issuers:

Memorial Production Partners LP

1301 McKinney Street, Suite 2100

Houston, Texas 77010

(fax: (713) 588-8301)

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(fax: (713) 236-0822)

Attention: John Goodgame

(iii)     if to the Initial Purchasers:

Barclays Capital Inc.

747 Seventh Avenue

New York, New York 10019

(fax: (646) 834-8133)

Attention: Syndicate Registration

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(fax: (713) 546-5401)

Attention: J. Michael Chambers

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)     Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)     Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEMORIAL PRODUCTION PARTNERS LP

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

MEMORIAL PRODUCTION OPERATING LLC

By:	Memorial Production Partners LP, its sole member
By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

COLUMBUS ENERGY, LLC RISE ENERGY OPERATING, LLC WHT ENERGY PARTNERS LLC MEMORIAL ENERGY SERVICES LLC MEMORIAL MIDSTREAM LLC PROSPECT ENERGY, LLC

By:	Memorial Production Operating LLC, its sole member
By:	Memorial Production Partners LP, its sole member
By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

RISE ENERGY MINERALS, LLC RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC, its sole member
By:	Memorial Production Operating LLC, its sole member
By:	Memorial Production Partners LP, its sole member
By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC, its sole member
By:	Memorial Production Operating LLC, its sole member
By:	Memorial Production Partners LP, its sole member
By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ John A. Weinzierl
Name: John A. Weinzierl
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BARCLAYS CAPITAL INC.

By	/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

For itself and as Representative of the several Initial Purchasers named in Exhibit A of the Purchase Agreement.

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Guarantors

Memorial Production Operating LLC

Columbus Energy, LLC

Rise Energy Operating, LLC

Rise Energy Minerals, LLC

Rise Energy Beta, LLC

WHT Carthage LLC

WHT Energy Partners LLC

Memorial Energy Services LLC

Memorial Midstream LLC

Prospect Energy, LLC